EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of Iridex Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 23, 2022.

PARAGON ASSOCIATES AND PARAGON ASSOCIATES II JOINT VENTURE

By:	/s/ Bradbury Dyer III
Name:	Bradbury Dyer III
Title:	Authorized Agent
PARAGON JV PARTNERS, LLC

By:	/s/ Bradbury Dyer III
Name:	Bradbury Dyer III
Title:	Sole and Managing Member

BRADBURY DYER III

By:	/s/ Bradbury Dyer III

Annex A

As of 4:00 PM ET on November 23, 2022.

Trade		Buy /	Shares of	Price per Share
Date	Security	(Sell)	Common Stock	(US$)
11/15/2022	Iridex Corp IRIX	Buy	147,500	$1.9967 (1)
11/17/2022	Iridex Corp IRIX	Buy	12,100	$1.9987(2)
11/18/2022	Iridex Corp IRIX	Buy	200	$1.99
11/21/2022	Iridex Corp IRIX	Buy	1,200	$2.00
11/22/2022	Iridex Corp IRIX	Buy	1,365	$2.0973
11/23/2022	Iridex Corp IRIX	Buy	1,500	$2.10

(1)

The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.99 to $2.0158, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) and (2).

(2)	The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.99 to $2.00, inclusive.